SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K

                     C U R R E N T   R E P O R T



               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                            December 7, 1997
          Date of Report (Date Of Earliest Event Reported)


                          DEPOSIT GUARANTY CORP.
          (Exact Name Of Registrant As Specified In Its Charter)


                              Mississippi
           (State Or Other Jurisdiction Of Incorporation)



        0-4518                             64-0472169
(Commission File Number)           (IRS Employer Identification No.)

                         210 East Capitol Street
                        Jackson, Mississippi 39201
           (Address Of Principal Executive Offices) (Zip Code)

                         (601) 354-8564
        (Registrant's Telephone Number, including Area Code)


                              NOT APPLICABLE
    (Former Name Or Former Address, If Changed Since Last Report)




ITEM 5.  OTHER EVENTS.

            On December 7, 1997, Deposit Guaranty Corp., a Mississippi corporation ("Deposit Guaranty"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with First American Corporation, a Tennessee corporation ("First American"), providing for, among other things, the merger (the "Merger") of Deposit Guaranty with and into First American. The Merger is intended to constitute a tax-free reorganization for federal income tax purposes and to be accounted for as a pooling-of-interests. The Merger Agreement is filed herewith as Exhibit
2.1 and is incorporated by reference herein.

            Pursuant to the terms of the Merger Agreement, each share of Deposit Guaranty common stock, no par value ("Deposit Guaranty Common Stock"), outstanding immediately prior to the effective time of the Merger, will (subject to certain exceptions) be converted into the right to receive 1.17 shares (the "Exchange Ratio") of First American common stock, par value $2.50 per share, together with the number of First American rights associated therewith (with cash being paid in lieu of fractional share interests). The Exchange Ratio is subject to adjustment in certain circumstances as set forth in the Merger Agreement. Pursuant to applicable law, Deposit Guaranty shareholders will have dissenters' appraisal rights in connection with the Merger.

            Consummation of the Merger is subject to various conditions, including the approval by the shareholders of Deposit Guaranty of the Merger Agreement, approval by the shareholders of First American of the Merger Agreement and of an amendment to First American's charter to increase the number of authorized shares of common stock of First American, and the receipt of all requisite regulatory approvals.

            Following consummation of the Merger, Mr. E.B. Robinson, Jr., Chairman of the Board and Chief Executive Officer of Deposit Guaranty, will be appointed Vice Chairman of the Board of Directors and Chief Operating Officer of First American, President of First American National Bank, a wholly owned subsidiary of First American, and a member of First American's Policy Team. Mr. Howard L. McMillan, Jr., President and Chief Operating Officer of Deposit Guaranty, will be appointed Chairman of Deposit Guaranty System.

            Following consummation of the Merger, four other members of the Board of Directors of Deposit Guaranty will be appointed to the Board of Directors of First American. All Deposit Guaranty directors not appointed to the Board of Directors of First American will be appointed as members of community advisory boards of Deposit Guaranty National Bank, a wholly owned subsidiary of Deposit Guaranty, for a period of not less than thirty-six months after the effective time of the Merger.

            In connection with the Merger Agreement, First American and Deposit Guaranty entered into a Stock Option Agreement dated December 7, 1997 (the "Option Agreement"), pursuant to which Deposit Guaranty granted First American an option to purchase, under certain circumstances, up to 8,122,730 shares of Deposit Guaranty Common Stock at a price, subject to certain adjustments, of $52.375 per share (the "Option"). The Option will become exercisable only upon the occurrence of certain events, none of which has occurred as of the date hereof. The Option was granted by Deposit Guaranty as a condition to First American's entering into the Merger Agreement. The Option Agreement is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

            The joint press release issued by Deposit Guaranty and First American with respect to the Merger is filed herewith as Exhibit 99.2.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

(c)   Exhibits

            2.1 Agreement and Plan of Merger, dated as of December 7, 1997, by and between First American Corporation and Deposit Guaranty Corp.

            99.1        Stock Option Agreement, dated
                        December 7, 1997, between Deposit
                        Guaranty Corp. and First American
                        Corporation.

            99.2        Press Release issued by First
                        American Corporation and Deposit
                        Guaranty Corp. on December 8, 1997.



                                SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  December 15, 1997


                              Deposit Guaranty Corp.


                              By:   /s/ E.B. Robinson, Jr.
                                   _____________________________
                              Name:     E.B. Robinson, Jr.
                              Title:    President and Chief
                                        Executive Officer





                              EXHIBIT INDEX



Exhibit
Number                  Description

2.1 Agreement and Plan of Merger, dated as of December 7, 1997, by and between First American Corporation and Deposit
                        Guaranty Corp.

99.1                    Stock Option Agreement, dated December
                        7, 1997, between Deposit Guaranty Corp.
                        and First American Corporation.

99.2                    Press Release issued by First American
                        Corporation and Deposit Guaranty Corp.
                        on December 8, 1997.